UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Fair Isaac Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota		55402-3232
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	612-758-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Fair Isaac Corporation (the "Company") has entered into a Transition Agreement (the "Agreement") with Gresham T. Brebach, Jr., effective December 8, 2006, in connection with Mr. Brebach’s resignation as a Business Strategy Vice President of the Company. Pursuant to the Agreement, Mr. Brebach may remain an employee of the Company until January 1, 2007 and he will receive regular payment of his salary until the date that his employment with the Company ceases (such date being the "Separation Date"). Mr. Brebach will also receive a lump-sum payment of $25,000 and may receive an additional lump-sum payment of $120,000 upon effectiveness of the release described below. Mr. Brebach will not be eligible for payment under the Company’s bonus or incentive plans and all of his outstanding options to purchase the Company’s common stock will lapse 90 days after the Separation Date. Pursuant to the Agreement, Mr. Brebach will release any claims he may have against the Company, subject to a limited right of rescission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fair Isaac Corporation

December 8, 2006	By:	Andrea M. Fike

Name: Andrea M. Fike
Title: Vice President and General Counsel